PS BUSINESS PARKS, INC.
                                   EXHIBIT 11
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                                                     Three Months Ended                   Nine Months Ended
                                                                        September 30,                       September 30,
                                                              ----------------------------------  ----------------------------------
Basic and Diluted Earnings Per Share:                               2000             1999              2000              1999
                                                              ----------------  ----------------  ----------------  ----------------
Net income allocable to common shareholders................   $    10,199,000   $  9,383,000      $    29,910,000   $    28,218,000
                                                              ================  ================  ================  ================
Weighted average common shares outstanding:

   Basic weighted average common shares outstanding........        23,117,000     23,641,000           23,354,000        23,639,000
   Net  effect  of  dilutive   stock  options  -  based  on
     treasury stock method using average market price......            99,000         83,000               72,000            74,000
                                                              ----------------  ----------------  ----------------  ----------------
   Diluted weighted average common shares outstanding......        23,216,000     23,724,000           23,426,000        23,713,000
                                                              ================  ================  ================  ================

Basic earnings per common share............................   $          0.44   $       0.40      $          1.28   $          1.19
                                                              ================  ================  ================  ================
Diluted earnings per common share..........................   $          0.44   $       0.40      $          1.28   $          1.19
                                                              ================  ================  ================  ================


                                   Exhibit 11